Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-297842, Form S-8 No. 333-250852, Form S-1 No. 333-295814, Form S-1 No. 333-270512 and Form S-3 No. 333-282999 of Amesite Inc. of our report dated September 23, 2026, relating to the financial statements which appears in this Form 10-K for the years ended June 30, 2026 and 2025.

/s/ Novogradac & Company LLP

Novogradac & Company LLP

Plantation, Florida

September 23, 2026